EXHIBIT 23.3
                                                                   ------------


                     CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
JSB Financial, Inc.:

We consent to the inclusion of our report dated January 28, 1999, with respect to the consolidated statements of financial condition of JSB Financial, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K of North Fork Bancorporation, Inc. dated December 29, 1999.



/s/ KPMG LLP
--------------------------
   KPMG LLP
   Melville, New York
   December 29, 1999